Exhibit 10.7

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is entered into as of the 15th day of November, 2018 between Arcimoto, Inc., an Oregon corporation (the “Company”), and Mark D. Frohnmayer (the “Shareholder”).

BACKGROUND

A. The Company previously issued shares of its common stock, no par value per shares (the “Common Stock”) to the Shareholder.

B. The Company has a limited number of unissued shares of Common Stock available to finance its operations.

C. The Company desires to market and sell shares of its Common Stock to investors in the near term, and the Shareholder desires to exchange shares of Common Stock that he owns to allow the Company to sell a meaningful number of shares of Common Stock to investors to finance the Company’s operations.

D. The Company has amended its Second Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A, in order to create a new class of Class C preferred stock with the rights, preferences and privileges set forth therein (the “Class C Preferred Stock”).

E. The Company and the Shareholder desire to exchange an aggregate of 2,000,000 shares of Common Stock (the “Shares”) for an aggregate of 2,000,000 shares of the Company’s Class C Preferred Stock as set forth in Schedule 1 hereto (the “Exchange Shares”).

AGREEMENT

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties hereby agree as follows.

1. Exchange of Shares. The Shareholder is relinquishing all of his right, title and interest in and to the Shares. In consideration thereof, the Company is issuing and delivering to the Shareholder the Exchange Shares as set forth on Schedule 1.

2. Representations and Warranties of the Company.

(a) The Company has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated herein do not and will not (i) conflict with or violate any of the terms of the articles of incorporation and bylaws of the Company or any applicable law relating to the Company, (ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which the Company is bound or (iii) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which the Company is a party or by which the Company may be bound, or result in the violation by the Company of any laws to which the Company may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by the Company of this Agreement or the performance by the Company of its obligations hereunder.

(b) The Exchange Shares have been duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof.

3. Representations and Warranties of Shareholder.

(a) The Shareholder has the right, power, legal capacity and authority to enter into and perform the Shareholder’s obligations under this Agreement, and no approvals or consents are necessary in connection with it. All of the Shares are owned by the Shareholder free and clear of all liens, pledges, encumbrances or restrictions of any kind, nature or description.

(b) The Shareholder has received all the information he considers necessary or appropriate for deciding whether to exchange the Shares for the Exchange Shares. The Shareholder understands the risks involved in such an exchange and with an investment in the Exchange Shares. The Shareholder further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the transactions contemplated hereunder and the business, properties, prospects, and financial condition of the Company and to obtain such additional information necessary to verify the accuracy of any information furnished to the Shareholder. The Shareholder further represents that he is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act of 1933, as amended (the “Act”).

(c) The Shareholder is acquiring the Exchange Shares for his own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Act).

(d) The Shareholder understands that the Exchange Shares have not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Shareholder’s investment intent as expressed herein. The Shareholder understands that the Exchange Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. The Shareholder acknowledges and is aware that the Exchange Shares may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until the Shareholder has held the Exchange Shares for the applicable holding period under Rule 144.

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(e) The Shareholder has not relied on and is not relying on any representations, warranties or other assurances regarding the Company other than the representations and warranties expressly set forth in this Agreement.

(f) The Shareholder further acknowledges and understands that the Exchange Shares must be held indefinitely unless the Exchange Shares are subsequently registered under the Act or an exemption from such registration is available. The Shareholder further acknowledges and understands that the Company is under no obligation to register the Exchange Shares.

(g) The Shareholder is not subject to any order and is not bound by any contract or other instrument that might have an adverse effect on the Shareholder’s ability to comply with this Agreement and to deliver the Shares to the Company free of any liens, encumbrances, claims or restrictions, and there is no legal, administrative, regulatory or governmental proceeding or investigation (a “Proceeding”) pending, and no person or entity has threatened to commence any Proceeding, that may have such effect. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding against the Shareholder, the Shares held by the Shareholder or the Exchange Shares to be acquired by the Shareholder under this Agreement.

(h) The Shareholder has reviewed with the Shareholder’s own tax advisors the federal, state, local and foreign (if applicable) tax consequences of the transactions contemplated by this Agreement. The Shareholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Shareholder (and not the Company) shall be responsible for the Shareholder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4. Miscellaneous.

(a) Amendment and Modification. This Agreement may be amended or modified only by written agreement of the Company and the Shareholder.

(b) Binding Nature of Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

(c) Governing Law; Venue. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Oregon applicable to contracts made and performed therein, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

(d) Counterparts. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

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(e) Form of Signature. The parties hereto agree to accept a facsimile transaction or electronic copy of their respective signatures as evidence of their respective actual signatures to this Agreement.

(f) Notice. All notices, claims, instructions, requests, demands, consents, and other communications required or permitted under this Agreement shall be in writing and shall be hand delivered or sent by internationally recognized courier service or by first class United States mail (certified, postage prepaid, return receipt requested) as follows (unless otherwise requested by the receiving party):

If to the Company, to:

Arcimoto, Inc.

2034 West 2nd Ave.

Eugene, Oregon 97402

Attn: Chief Financial Officer

If to the Shareholder, to the address listed on the signature page hereto.

(g) Specific Performance. Each party’s obligations under this Agreement are unique and each party hereby expressly acknowledges that, in the event of a breach or default of the performance of such obligations, it would be extremely difficult to measure the resulting damages. Accordingly, in the event of any such breach or default, the nondefaulting party or parties shall be entitled, in addition to all other remedies that it or they may have at law or in equity, to sue for specific performance, and each party expressly waives the defense that a remedy at law is adequate.

(h) Interpretation. No question of interpretation or construction concerning this Agreement shall be construed for or against any party hereto based upon consideration of authorship.

(i) Headings. The titles of paragraphs herein are inserted solely for convenience and do not affect the construction of any provision of this Agreement.

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The parties have executed this Exchange Agreement or caused this Exchange Agreement to be executed in their name and on their behalf as of the date first set forth above.

Company:

ARCIMOTO, INC.

By:	/s/ Douglas M. Campoli
Name:	Douglas M. Campoli
Title:	Chief Financial Officer

Shareholder:

/s/ Mark D. Frohnmayer
Mark D. Frohnmayer

Address:

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SCHEDULE 1

Shareholder	Original Number of Shares of Common Stock	Replacement Number of Shares of Class C Preferred Stock
Mark D. Frohnmayer	2,000,000	2,000,000

Exhibit A

Form of Amendment to Second Amended and Restated Articles of Incorporation